Exhibit 99.2

Kontoor Brands, Inc. Announces Filing of Quarterly Report on Form 10-Q

•	Reaffirms full year 2019 outlook and three-year financial roadmap;
•	Reaffirms annual dividend plan of $2.24 per share;

•	Outlines near-term progress of restructuring and cost savings actions; and,

•	Provides select supplemental financial information for first quarter 2019 and full year ended December 2018, by quarter.

Greensboro, N.C. - June 20, 2019 – Kontoor Brands, Inc. (NYSE: KTB), a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands, Wrangler® and Lee®, today announced that it has filed its Form 10-Q with the Securities and Exchange Commission (SEC), reporting results for its first quarter ended March 30, 2019.

Kontoor Brands became a publicly traded, independent company on May 23, 2019, following its planned separation from VF Corporation. The Form 10-Q reflects carve-out accounting under U.S. generally accepted accounting principles (“GAAP”) for the newly created company. The 10-Q can also be found on the Kontoor Brands website at: https://www.kontoorbrands.com/investors/sec-filings.

Additionally, Kontoor Brands today reaffirmed its full year 2019 outlook and three-year financial roadmap and provided an update regarding the company’s actions associated with its restructuring and cost savings program, both of which were announced via a VF Corporation news release on April 26, 2019. The company also provided select supplemental financial information for first quarter 2019 and full year ended December 2018, on a quarterly basis.

Restructuring and Cost Savings Programs

Kontoor Brands’ previously announced restructuring and cost savings program is on track, targeting more than $50 million in total savings. We believe Phase 1 actions will reduce costs by $20 million to $25 million on an annualized basis, which we expect will accelerate in the second half of 2019 and be complete by the end of 2020. Phase 2, beginning in 2021, is expected to further leverage improved global processes and systems generating additional savings.

Actions already completed include: Exited unprofitable markets in select European and South American countries; streamlined and rightsized supply chain operations, including closing three owned manufacturing facilities in Mexico; consolidated and relocated select facilities and operations; and redesigned commercial organizations in the U.S. and Asia.

“Consistent with our previously announced plans, we’ve taken significant actions in all regions of the world to simplify, stabilize and strengthen the company’s global results and deliver improved profitability,” said Scott Baxter, President and Chief Executive Officer, Kontoor Brands.

Full Year 2019 Outlook

Kontoor Brands’ outlook for fiscal year ended December 28, 2019, remains unchanged:

•	Revenue is expected to exceed $2.5 billion, reflecting a mid-single digit decline compared with full year 2018 adjusted revenue. The company’s 2019 revenue outlook includes an approximate 1 to 2 percentage point negative impact from foreign currency exchange rates. Excluding the negative impact of foreign currency exchange rates, impacts of prior year customer bankruptcies, and strategic business exits, full year 2019 revenue is expected to be relatively consistent with full year 2018 adjusted revenue. The negative impacts of foreign currency, proactive strategic actions and prior year customer bankruptcies should be more pronounced in the first half of 2019, particularly in the second quarter. The benefits of strategic initiatives begin to improve revenues in the second half of the year and beyond.

•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) is expected to range between $340 million and $360 million, reflecting a mid-single digit to low double-digit decline compared with full year 2018 adjusted EBITDA. We anticipate the impacts of strategic actions and prior year customer bankruptcies will weigh on our second quarter performance. However, we do expect to see improved second-half performance based on early benefits from restructuring and cost savings initiatives. As planned, inventory levels are expected to remain elevated during the second and third quarters of the year, until the full benefits of capacity adjustments associated with the closure of the manufacturing facilities in Mexico are achieved.

•	Capital Expenditures are expected to range between $55 million and $65 million, including approximately $30 million to $40 million to support the design and implementation of a global enterprise resource planning (ERP) system. As previously announced, the global ERP system implementation is expected to require approximately $80 million to $90 million of capital investment during a two-to-three year period and is expected to result in significant efficiencies and cost savings, once fully implemented.

•	Other full year assumptions include an effective tax rate of approximately 24 percent, and approximately $60 million of interest expense.

•	As previously communicated in our Registration Statement on Form 10, Kontoor intends to pay a quarterly dividend, in cash, at an annual rate initially equal to $2.24 per share of our common stock (representing a quarterly rate initially equal to $0.56 per share). The dividend declaration will be at the discretion of Kontoor Brands’ Board of Directors and will depend upon many factors, including our financial condition, earnings, cash flows, capital requirements of our business, covenants associated with our debt obligations, legal requirements, regulatory constraints, industry practice and any other factors the Board of Directors deems relevant.

2020 to 2021 Financial Roadmap Reaffirmed

•	Revenue is expected to increase at a low-single digit compound annual growth rate (CAGR) over the time period.

•	Adjusted EBITDA is expected to increase at a mid-single digit CAGR over the period.

•	Capital Expenditures are expected to range between $105 million and $110 million in aggregate over the period.

“Our financial model is based on durable and consistent free cash flow and a commitment to improved operational performance,” Baxter said. “An essential element of that model is a compelling dividend yield, supported by a 60 percent target-payout ratio. Our approach to business success is and will remain fully aligned with our sharp focus on Total Shareholder Return.”

Non-GAAP Financial Measures

Constant Currency - This release refers to “reported” amounts in accordance with U.S. GAAP, which include translation and transactional impacts from changes in foreign currency exchange rates. This release also refers to “constant currency” amounts, which exclude the translation impact of changes in foreign currency exchange rates.

Adjusted Amounts - This release refers to adjusted amounts that exclude the impact of restructuring and separations costs, changes in our business model and other adjustments.

Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented in the supplemental financial information included with this release that identifies and quantifies all reconciling adjustments and provides management’s view of why this information is useful to investors. Such non-GAAP measures should be viewed in addition to, and not as an alternative for, reported results under GAAP. The non-GAAP measures used by Kontoor Brands in this press release may be different from the measures used by other companies.

About Kontoor Brands

Kontoor Brands, Inc. (NYSE: KTB) is a global lifestyle apparel company, with a portfolio led by some of the world’s most iconic denim brands: Wrangler®, Lee® and Rock & Republic®. Kontoor designs, manufactures and distributes superior high-quality products that look good and fit right, giving people around the world the freedom and confidence to express themselves. Kontoor Brands is focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders.

For more information about Kontoor Brands, please visit www.KontoorBrands.com.

Forward-Looking Statements

Certain statements included in this release and attachments are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting Kontoor Brands and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of Kontoor to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: risks associated with Kontoor Brands’ spin-off from VF Corporation, including the risk of disruption to Kontoor’s business in connection with the spin-off and that Kontoor could lose revenue as a result of such disruption; the risk that Kontoor does not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; and the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of Kontoor. Other risks for Kontoor includes foreign currency fluctuations; the level of consumer demand for apparel; disruption to distribution systems; reliance on a small number of large customers; the financial strength of customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; ability to implement their business strategy; ability to grow their international and direct-to-consumer businesses; each company and its vendors’ ability to maintain the strength and security of information technology systems; the risk that facilities and systems and those of third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; ability to properly collect, use, manage and secure consumer and employee data; stability of manufacturing facilities and foreign suppliers; continued use by suppliers of ethical business practices; ability to accurately forecast demand for products; continuity of members of management; ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by licensees and distributors of the value of Kontoor’s brands; ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the pending exit of the United Kingdom from the European Union ("Brexit") or any other similar referendums that may be held; and adverse or unexpected weather conditions. More information on potential factors that could affect Kontoor’s financial results is included from time to time in Kontoor’s public reports filed with the SEC and Kontoor Brands’ Registration Statement on Form 10 also filed with the SEC.

KONTOOR BRANDS, INC.

Condensed Combined Statements of Income

(Unaudited)

(In thousands)

	Three Months Ended March		%
	2019	2018	Change
Net revenues	$648,344	$669,663	(3)%
Costs and operating expenses
Cost of goods sold	401,025	382,421	5%
Selling, general and administrative expenses	222,124	194,834	14%
Total costs and operating expenses	623,149	577,255	8%
Operating income	25,195	92,408	(73)%
Related party interest income, net	2,339	1,651	42%
Other interest income, net	1,325	917	44%
Other expense, net	(971)	(1,197)	(19)%
Income before income taxes	27,888	93,779	(70)%
Income taxes	12,475	14,083	(11)%
Net income	$15,413	$79,696	(81)%

Basis of presentation: The Company operates and reports using a 52/53 week fiscal year ending on the Saturday closest to December 31 each year. For presentation purposes herein, all references to periods ended March 2019 and March 2018 relate to the 13-week fiscal periods ended March 30, 2019 and March 31, 2018, respectively. References to December 2018 relate to the balance sheet as of December 29, 2018. Amounts herein may not recalculate due to the use of unrounded numbers.

KONTOOR BRANDS, INC.

Condensed Combined Balance Sheets

(Unaudited)

(In thousands)

	March 2019	December 2018	March 2018
ASSETS
Current assets
Cash and equivalents	$102,945	$96,776	$88,234
Accounts receivable	299,328	252,966	318,480
Due from related parties, current	291,127	547,690	274,368
Related party notes receivable	517,940	517,940	546,740
Inventories	519,006	473,812	499,849
Other current assets	50,671	52,014	51,783
Total current assets	1,781,017	1,941,198	1,779,454
Due from related parties, noncurrent	370	611	1,576
Property, plant and equipment, net	138,972	138,449	142,958
Operating lease assets	77,305	—	—
Intangible assets, net	51,913	53,059	56,638
Goodwill	213,623	214,516	220,233
Other assets	122,210	110,632	125,106
TOTAL ASSETS	$2,385,410	$2,458,465	$2,325,965
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$8,368	$3,215	$12,103
Accounts payable	147,403	134,129	131,667
Due to related parties, current	3,865	16,140	60,424
Related party notes payable	241,867	269,112	269,112
Accrued liabilities	206,517	194,228	171,501
Operating lease liabilities, current	29,156	—	—
Total current liabilities	637,176	616,824	644,807
Operating lease liabilities, noncurrent	51,533	—	—
Other liabilities	117,719	118,189	117,376
Commitments and contingencies
Total liabilities	806,428	735,013	762,183
Equity
Parent company investment	1,723,406	1,868,634	1,676,563
Accumulated other comprehensive income (loss)	(144,424)	(145,182)	(112,781)
Total equity	1,578,982	1,723,452	1,563,782
TOTAL LIABILITIES AND EQUITY	$2,385,410	$2,458,465	$2,325,965

KONTOOR BRANDS, INC.

Condensed Combined Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March
	2019	2018
OPERATING ACTIVITIES
Net income	$15,413	$79,696
Depreciation and amortization	7,703	8,310
Stock-based compensation	7,685	3,740
Provision for doubtful accounts	2,730	(10)
Other adjustments	172,956	(206,101)
Cash provided (used) by operating activities	206,487	(114,365)
INVESTING ACTIVITIES
Capital expenditures	(5,300)	(6,528)
Repayments received from related party notes receivable	—	1,000
Other, net	(20)	6,428
Cash (used) provided by investing activities	(5,320)	900
FINANCING ACTIVITIES
Net increase in short-term borrowings	5,081	7,565
Repayments of related party notes payable	(27,245)	—
Net transfers (to) from Parent	(173,485)	109,705
Cash (used) provided by financing activities	(195,649)	117,270
Effect of foreign currency rate changes on cash and cash equivalents	651	3,618
Net change in cash and cash equivalents	6,169	7,423
Cash and cash equivalents – beginning of year	96,776	80,811
Cash and cash equivalents – end of period	$102,945	$88,234

KONTOOR BRANDS, INC.

Supplemental Financial Information

Reportable Segment Information

(Unaudited)

(Dollars in thousands)

				% Change Constant Currency(a)

	Three Months Ended March		% Change
	2019	2018
Segment revenues:
Wrangler	$369,935	$364,983	1%	4%
Lee	241,531	261,961	(8)%	(4)%
Other (b)	36,878	42,719	(14)%	(14)%
Total segment revenues	$648,344	$669,663	(3)%	*
Segment profit:
Wrangler	$23,665	$62,946	(62)%	(81)%
Lee	17,633	35,989	(51)%	(52)%
Other (b)	(3,085)	(1,749)	(76)%	(76)%
Total segment profit	38,213	97,186	(61)%	(73)%
Corporate and other expenses	(13,989)	(5,975)	134%	134%
Related party interest income, net	2,339	1,651	42%	42%
Other interest income, net	1,325	917	44%	51%
Income before income taxes	$27,888	$93,779	(70)%	(83)%

(a) Refer to constant currency definition on the following pages.

(b) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other includes sales (i) of VF-branded products (other than Wrangler® and Lee® branded products which are reported in the respective segments above) and third-party branded merchandise at VF Outlet™ stores, (ii) of Rock and Republic® branded apparel, (iii) to VF for products manufactured in our plants and use of our transportation fleet, and (iv) from fulfilling a transition services agreement related to VF's sale of its Nautica® brand business in mid-2018.

* Calculation not meaningful

KONTOOR BRANDS, INC.

Supplemental Financial Information

Reportable Segment Information – Constant Currency Basis (Non-GAAP)

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 2019
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues:
Wrangler	$369,935	$8,972	$378,907
Lee	241,531	9,511	251,042
Other	36,878	1	36,879
Total segment revenues	$648,344	$18,484	$666,828
Segment profit:
Wrangler	$23,665	$(11,391)	$12,274
Lee	17,633	(304)	17,329
Other	(3,085)	(1)	(3,086)
Total segment profit	38,213	(11,696)	26,517
Corporate and other expenses	(13,989)	—	(13,989)
Related party interest income, net	2,339	—	2,339
Other interest income, net	1,325	59	1,384
Income before income taxes	$27,888	$(11,637)	$16,251

Constant Currency Financial Information

The Company is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by the Company from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not as an alternative for, reported results under GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

KONTOOR BRANDS, INC.

Condensed Combined Statements of Income by Quarter

(Unaudited)

(In thousands)

	2018
	March	June	September	December	Full Year
Net revenues	$669,663	$663,856	$704,246	$726,233	$2,763,998
Costs and operating expenses
Cost of goods sold	382,421	396,785	424,053	446,176	1,649,435
Selling, general and administrative expenses	194,834	187,835	188,411	210,441	781,521
Total costs and operating expenses	577,255	584,620	612,464	656,617	2,430,956
Operating income	92,408	79,236	91,782	69,616	333,042
Related party interest income, net	1,651	1,660	2,104	2,323	7,738
Other interest income, net	917	970	1,308	1,372	4,567
Other expense, net	(1,197)	(1,241)	(2,084)	(746)	(5,269)
Income before income taxes	93,779	80,625	93,110	72,565	340,078
Income taxes	14,083	17,392	24,867	20,663	77,005
Net income	$79,696	$63,233	$68,243	$51,902	$263,073

Basis of presentation: The Company operates and reports using a 52/53 week fiscal year ending on the Saturday closest to December 31 of each year. For presentation purposes herein, all references to the March, June, September and December quarters of 2018 relate to the 13-week fiscal periods ended March 31, 2018, June 30, 2018, September 29, 2018, and December 29, 2018, respectively. The Company has presented its 2018 unaudited condensed combined statements of income by quarter in order to provide investors with comparable financial information. Amounts herein may not recalculate due to the use of unrounded numbers.

KONTOOR BRANDS, INC.

Supplemental Financial Information

Reconciliation of Adjusted Net Revenues, EBIT, EBITDA and Adjusted EBITDA by Quarter (Non-GAAP)

(Unaudited)

(In thousands)

	2019	2018
	March	March	June	September	December	Full Year

Net revenues as reported under GAAP	$648,344	$669,663	$663,856	$704,246	$726,233	$2,763,998

Business model changes(a)	(18,416)	(21,694)	(21,027)	(22,248)	(16,363)	(81,332)

Adjusted net revenues	$629,928	$647,969	$642,829	$681,998	$709,870	$2,682,666

Net income as reported under GAAP	$15,413	$79,696	$63,233	$68,243	$51,902	$263,073

Income taxes	12,475	14,083	17,392	24,867	20,663	77,005

Related party interest income, net	(2,339)	(1,651)	(1,660)	(2,104)	(2,323)	(7,738)

Other interest income, net	(1,325)	(917)	(970)	(1,308)	(1,372)	(4,567)

EBIT	24,224	91,211	77,994	89,698	68,870	327,773

Depreciation and amortization	7,703	8,310	7,780	7,581	7,361	31,032

EBITDA	31,927	99,521	85,774	97,279	76,231	358,805

Restructuring and separation costs(b)	36,580	1,936	2,017	1,216	23,446	28,615
Business model changes(a)	3,201	(57)	1,449	2,472	2,348	6,212
Other adjustments(c)	4,192	1,793	1,774	(1,402)	(10,188)	(8,023)

Adjusted EBITDA	$75,900	$103,193	$91,014	$99,565	$91,837	$385,609

Basis of presentation: The Company operates and reports using a 52/53 week fiscal year ending on the Saturday closest to December 31 of each year. For presentation purposes herein, all references to the March, June, September and December quarters of 2018 relate to the 13-week fiscal periods ended March 31, 2018, June 30, 2018, September 29, 2018, and December 29, 2018, respectively. The Company has presented its 2018 financial information by quarter in order to provide investors with comparable financial information. Amounts herein may not recalculate due to the use of unrounded numbers.

Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis. These adjusted presentations are non-GAAP measures.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. In addition, Adjusted EBITDA is a key financial measure for the Company's shareholders and financial lenders. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not as an alternate for, reported results under GAAP. In addition, these non-GAAP measures may be different from similarly titled measures used by other companies.

(a) Business model changes relate to the exit of unprofitable markets in select European and South American countries, and the discontinuation of manufacturing for VF Corporation.

(b) Restructuring costs relate to strategic actions taken to achieve cost savings, and separation costs relate to the spin-off from VF Corporation and establishment of Kontoor as a separate public company.

(c) Other adjustments have been made to revise historical corporate allocations, primarily attributable to the carve-out basis of accounting, so that Adjusted EBITDA reflects the anticipated cost structure of a separate public company. Additionally, adjustments have been made to remove the funding fees related to the accounts receivable sale arrangement, as they are treated as interest expense for calculation of Adjusted EBITDA for debt compliance purposes.

Contacts:

Investors:

Eric Tracy, (336) 332-5205

Senior Director, Investor Relations

Eric.Tracy@kontoorbrands.com

or

Media:

Vanessa McCutchen, (336) 332-5612

Senior Director, Corporate Communications

Vanessa.McCutchen@kontoorbrands.com